Exhibit 10.22

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TEMPUS AI, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TEMPUS AI, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

Master Agreement

This Master Agreement (inclusive of all Exhibits and Order Forms, the “Agreement”) is entered into by and between Tempus Labs, Inc. (on behalf of itself and its affiliates, “Tempus”), and Recursion Pharmaceutical, Inc. (“Client” or “Recursion”). Tempus and Recursion are each individually a “Party” and are collectively the “Parties.”

Background

Tempus is a technology company dedicated to advancing precision medicine through its proprietary products and services. Recursion would like to use Tempus’ technology and data as further described in this Agreement.

Agreement

In consideration of the mutual promises described below, the Parties agree as follows:

1.

General. During the Term, Tempus will provide “Services” and “Deliverables,” each to the extent expressly identified in an Exhibit or fully executed Order Form under this Agreement. Tempus will also grant Client a license to certain “Licensed Data” or “Software,” also to the extent included in an Exhibit or a fully executed “Order Form.” The activities contemplated as of the date of this Agreement are described in the attached Exhibit(s), which may be supplemented by the Parties from time to time. Tempus will perform all Services in a professional and workmanlike manner using personnel appropriately skilled in the art of the requested Services.

2.

Fees. Client agrees to pay Tempus all fees listed in the applicable Exhibit or Order Form. Invoices under this Agreement are due and payable by Client within thirty (30) days of the invoice date. Interest will apply to any undisputed, overdue invoices at a rate of the lesser of (a) 1.0% per month, and (b) the highest rate permitted by applicable law. Client is responsible for payment of any taxes arising out of or related to this Agreement.

3.

Insurance. During the Term, each Party will maintain the following insurance at its own expense: (i) commercial general liability insurance with limits not less than $1 million per occurrence and $3 million annual aggregate; (ii) professional liability/errors and omissions insurance with limits not less than $1 million per occurrence and $2 million annual aggregate; and (iii) workers’ compensation insurance at statutory limits (minimum $500,000). The insurance required above may be maintained through umbrella and/or self-insurance.

4.

Research Use Only. Client agrees that unless otherwise specified in the applicable Exhibit or Order Form, information provided by Tempus under this Agreement is for research use and, as expressly set for herein, other Permitted Uses only. Client also agrees that: (a) Tempus does not recommend, endorse, or make any representation about the efficacy or appropriateness of any therapy, procedure, or treatment described in any report or information made available by Tempus; (b) if reports and information provided by Tempus are reviewed by a treating clinician, that clinician (and not Tempus) is responsible for decisions regarding patient care; and (c) Client is solely responsible for its use of reports and information made available by Tempus. All information and reports provided by Tempus are subject to any notes, explanations, limitations, and disclaimers included therein.

5.

Client’s Policies. Because Client is in the best position to interpret and apply its requirements and those of its affiliates, Client agrees that Client is solely responsible for complying with all such policies, rules, guidelines, and similar requirements, including, where applicable, requirements that govern research subject consent; the collection, processing, transfer, analysis, use, and storage of research subject specimens and data; and similar laws and regulations that apply to Client or its affiliates (collectively, “Client Requirements”). Client will only provide specimens and data to Tempus to the extent such transfer, and Tempus’ use of the specimens and data in accordance with this Agreement, complies with Client Requirements. Tempus disclaims any responsibility and liability for any breach of Client Requirements.

6.	Privacy, Confidentiality, and Intellectual Property.

a.

Privacy. If Client provides Tempus with protected health information (as defined in the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (“HIPAA”)) (“PHI”) under this Agreement, the Parties will enter into a business associate agreement, which will be deemed incorporated into this Agreement.

b.

Non-disclosure. Any non-public information provided by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including specific terms and pricing, is the Disclosing Party’s “Confidential Information.” During the Term and the subsequent three (3) year period, the Receiving Party will maintain all Confidential Information in confidence and use it only as reasonably necessary to perform its obligations and exercise its rights under this Agreement. Confidential Information excludes information that (i) is publicly available through no fault of the Receiving Party or anyone to whom the Receiving Party made such information available; (ii) was lawfully obtained by the Receiving Party on a non-confidential basis from a third party; (iii) the Receiving Party can conclusively demonstrate was legally in its possession before the Disclosing Party provided it to the Receiving Party; or (iv) was independently developed by the Receiving Party or on its behalf without the use of any information provided to the Receiving Party by the Disclosing Party. In addition and notwithstanding anything to the contrary, the De-Identified Data (defined below) and any aggregated or otherwise de-identified data stored in Tempus’ technology platform is not Client’s Confidential Information under this Agreement.

c.

Intellectual Property. Except to the extent expressly stated otherwise, this Agreement does not grant either Party a license to or any right in the other Party’s intellectual property. Without limiting the generality of the foregoing, Tempus reserves all rights in Tempus Materials, during the Term and otherwise. “Tempus Materials” means any data, technology, software, formulas, techniques or know-how and other tangible and intangible items that are owned or created by Tempus, and “Recursion Materials” means any data, technology, software, formulas, techniques or know-how and other tangible and intangible items that are owned or created by Recursion. Tempus will be and remain, at all times, the sole owner of the Tempus Materials, including any replacements, improvements, updates, enhancements, derivative works, and other modifications to the same. Recursion will be and remain, at all times, the sole owner of the Recursion Materials, including any replacements, improvements, updates, enhancements, derivative works, and other modifications to the same. Recursion will also own its copy of items provided under this Agreement that are expressly described as Deliverables in the applicable Exhibit or Order Form. For clarification, Licensed Data shall be considered Tempus Materials and never a Deliverable. Tempus Materials shall not include End User Generated Results, as defined in Exhibit 1, or other any other Recursion Materials.

d.

Data. In service of Tempus’ mission to advance precision medicine, Tempus makes use of de-identified data to facilitate innovation in therapies and patient care and to continuously improve its technology, computational and predictive models, and other products and services. Accordingly, except as stated otherwise in an Exhibit or Order Form, Tempus may retain a de-identified copy of all Deliverables generated by and clinical data made available to Tempus under this Agreement (collectively, the “De-Identified Data”). To the extent necessary, Tempus will de-identify such data in accordance with HIPAA, and for purposes of this Agreement, genomic sequencing data without other identifiers is not considered identifiable. Tempus owns the De-Identified Data and may use and share it for any purposes permitted under applicable law.

7.	Indemnification.

a.

Mutual. Each Party will defend, indemnify, and hold harmless the other Party, its board, officers, employees, suppliers, agents, successors, and assigns from and against any costs, losses, damages, liabilities, expenses, demands and judgments, including court costs and attorney fees (collectively, “Losses”) that arise out of a third party claim based on the negligent acts or willful misconduct of the indemnifying Party’s employees or agents that directly cause bodily injury or tangible property damage, if the injury or damage directly arises out of performance of this Agreement.

b.

By Tempus. Tempus will defend, indemnify, and hold Client, its board, officers, employees, suppliers, agents, successors, and assigns harmless from and against any Losses that arise out of a third party claim alleging that the Tempus Materials used in providing the Services or any Software, Licensed Data or Deliverable directly infringes a copyright, a U.S. patent issued as of the Effective Date, or any third party trademark or violates applicable law. Tempus’ obligations under this Subsection are Client’s sole and exclusive remedy and Tempus’ sole obligation for any alleged infringement of intellectual property. Tempus does not have any obligations under this Subsection for claims of infringement or misappropriation based upon or arising out of: (i) any Licensed Data, Deliverable, Software, or Tempus Materials modified without Tempus’ approval; (ii) the use of any Licensed Data, Deliverable, Software, or Tempus Materials in combination with materials not provided by Tempus; or (iii) the use of any Licensed Data, Deliverable, Software, or Tempus Materials other than as permitted under this Agreement.

c.

By Client. Client will defend, indemnify, and hold Tempus, its directors, officers, employees, suppliers, agents, successors, and assigns harmless from and against any Losses that arise out of a third party claim regarding its use of any Services, Software, Licensed Data, or Deliverables.

d.

Process. The indemnification obligations in this Section are subject to the “Indemnified Party”: (i) giving prompt notice to the “Indemnifying Party” of the claim for which indemnification is sought; (ii) reasonably cooperating in its defense; and (iii) granting the Indemnifying Party control over its defense and settlement. Any delay in notice will only excuse the Indemnifying Party’s obligations under this Section to the extent its defense of the claim is adversely affected. The Indemnifying Party will not agree to any finding of fault, action, or forbearance by the Indemnified Party without its advance written consent.

8.

Limitations. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE, OR OTHER INDIRECT DAMAGES SUFFERED BY THE OTHER OR ANY OTHER PERSON ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY SERVICES OR ACTIVITIES HEREUNDER, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR THEY WERE OTHERWISE FORESEEABLE. IN ADDITION, UNDER NO CIRCUMSTANCES WILL TEMPUS OR CLIENT BE LIABLE FOR ANY

INDIVIDUAL CLAIM, OR IN THE AGGREGATE FOR ALL CLAIMS, FOR ANY AMOUNT IN EXCESS OF THE GREATER OF THE FEES PAID BY CLIENT TO TEMPUS UNDER THIS AGREEMENT OR ONE HUNDRED THOUSAND DOLLARS ($100,000). THE LIMITATIONS SET FORTH IN THIS SECTION DO NOT APPLY TO EITHER PARTY’S PAYMENT OR INDEMNIFICATION OBLIGATIONS. TEMPUS DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

9.	Term and Termination.

a.

Term. This Agreement is effective as of the Effective Date and will continue until the date that is five (5) years after the Effective Date (the “Term”). Sections 4-10 will survive termination of this Agreement.

b.

Termination. Either Party may terminate this Agreement if the other has committed a material breach that is not cured to the reasonable satisfaction of the non-breaching Party within thirty (30) days of receipt of written notice from the non-breaching Party. In addition, after the first three (3) years of the Term, Client may terminate this Agreement at its convenience and at any time by providing at least ninety (90) days written notice to the other Party, however, such termination will not apply to any ongoing Order Form(s) unless otherwise mutually agreed by the Parties, and applicable terms of the Agreement will survive until the surviving Order Form(s) are completed or terminated. In the event of such termination for convenience by the Client, Client will pay to Tempus an amount equal to (a) $[***] per unique record of Downloaded Data that Client has downloaded prior to termination less (b) the sum of any Annual License Fees paid prior to termination (the “Early Termination Fee”). [***].

c.

Regulatory Changes. If either Party (the “Noticing Party”) determines in good faith that a change in applicable law or regulation, or a change in how a current law or regulation is interpreted, (i) makes any part of this Agreement illegal or unenforceable, or (ii) materially changes the economic benefit or cost of performing this Agreement, then the Noticing Party will provide the other Party with a proposed amendment to this Agreement to address such change. The Parties will negotiate such amendment in good faith. If the Parties are unable to reach agreement within thirty (30) days of the initial notice, this Agreement will continue; provided that provisions materially impacted by the change in law or regulation (or interpretation thereof) shall be null and void, but only if such provisions are severable from the Agreement in a manner that does not materially impact the cost of performance or the economic benefit of the Agreement to either Party; if such condition is not met, the Agreement will terminate upon the expiration of such notice if the parties do not enter into a fully executed amendment addressing the matter. No liability will accrue to either Party for failure to perform under this Agreement during the period between notice under this Subsection and the earlier of (x) any amendment to or termination of this Agreement and (y) the expiration of such thirty (30)-day period.

d.

Termination Upon Bankruptcy, Insolvency and the Like. Subject to applicable bankruptcy and insolvency laws, if either party (i) ceases the active conduct of business; (ii) voluntarily becomes subject to a bankruptcy or insolvency proceeding under federal or state statute; (iii) has filed against it an involuntary petition for bankruptcy that is not dismissed within sixty (60) days of filing; (iv) becomes insolvent or subject to direct control by a trustee, receiver, or similar authority; or (v) winds up or liquidates its business, voluntarily or otherwise, then the other party may, at its sole option, terminate this Agreement immediately upon written notice to the first party. All rights and licenses granted by Tempus to Client under or pursuant to any section of this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, and other similar laws in any jurisdiction (collectively, with similar laws in which such sections appear, the “Bankruptcy Laws”), nonexclusive licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. The parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Laws. All rights, powers and remedies of the parties as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against the other party under the Bankruptcy Laws.

10.	Miscellaneous.

a.

Governing Law and Disputes. This Agreement will be governed exclusively by the laws of Illinois, without regard to its conflict of law principles. The parties consent to exclusive jurisdiction and venue of the federal and state courts in Cook County, Illinois. The Parties will use good faith efforts to work together to resolve any disputes related to this Agreement, using mutually escalating discussions as needed.

b.

Force Majeure. Neither Party will be liable for any failure or delay of performance to the extent resulting from a cause outside of its reasonable control, such as natural disaster, strike, fire, pandemic, governmental action, terrorism, or war.

c.

Anti-Corruption. Neither Party has received or been offered any illegal or improper payment, bribe, kickback, gift, or other item of value from an employee or agent of the other Party in connection with this Agreement. The Parties intend for their relationship and interactions under this Agreement to comply with the following: (i) the federal anti-kickback statute (42 U.S.C. § 1320a-7b(b)) and the associated safe harbor regulations; and (ii) the limitation on certain physician referrals (Stark Law) (42 U.S.C. § 1395nn). Accordingly, no part of any remuneration provided under this Agreement or any other agreement between the Parties is a prohibited payment in exchange for recommending or arranging for the referral of business or the ordering of items or services, or otherwise intended to induce illegal referrals of business.

d.

Exclusion and Debarment. As of the date of this Agreement and to the best of Tempus’ knowledge, neither Tempus nor any Tempus personnel providing Services under this Agreement: (i) have been the subject of a debarment proceeding under 21 U.S.C. § 335a; (ii) are excluded from participation in Medicare, Medicaid, or any other federal or state health care program; or (iii) are the subject of any government investigation that could result in such debarment or exclusion. If Tempus becomes aware of such an event during the Term with respect to Tempus personnel, it will promptly terminate its relationship with the affected personnel or remove them from providing Services to Client. If Tempus becomes aware of such an event with respect to itself during the Term, it will promptly inform Client, and Client may immediately terminate this Agreement.

e.

Notice. Notice required under this Agreement will be in writing, delivered to the address for each Party listed above, and clearly identifiable as a legal notice. Client will designate its billing contact and invoice address, and any subsequent changes to such information, by email to billing@Tempus.com. All notices to Tempus should be sent to legal@tempus.com.

f.

Binding Effect; Assignment. This Agreement is binding upon, and will inure to the benefit of, the successors and permitted assigns of the Parties. Either Party may assign its rights and responsibilities under this Agreement to any of its affiliates or in connection with a merger, acquisition, corporate reorganization or sale of all or substantially all of its assets; provided, in the case of such an assignment by Tempus, Tempus provides within reasonable amount of time written notice to Client of any such permitted assignment and the assignee agrees in writing to be bound by the terms and conditions of this Agreement, including without limitation with respect to permitting Client to download, store, copy, use, compile, display, and access the Licensed Data, in each case in accordance with the rights and licenses set forth herein; and further provided, in the case of such an assignment by Recursion, the assignee agrees in writing to be bound by the terms and conditions of this Agreement, and also provided that Recursion may not assign this Agreement if the assignee is a Top 20 pharmaceutical company based on annual revenues for the trailing 12 months prior to assignment (each, a “Top 20 Pharma Company”), without the prior written consent of Tempus, not to be unreasonably withheld. If Tempus withholds its consent to a proposed assignment of this Agreement by Recursion to a Top 20 Pharma Company, Recursion shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Tempus and payment of the Early Termination Fee, minus a [***] discount. Any other purported assignment is void.

g.

Subcontracting. Tempus may subcontract certain of its rights and obligations under this Agreement. Any Tempus subcontractor is subject to the terms of this Agreement that would otherwise apply to Tempus, and Tempus is responsible for the acts and omissions of its subcontractor to the same extent as it is responsible for its own acts and omissions.

h.

Use of Name and Marks. To the extent legally required and subject to redaction of information that is not required to be disclosed (e.g., detailed pricing), each Party has the right to make public statements regarding the existence of this Agreement and an accurate description of the Services without the consent of the other Party. Neither Party may use the other Party’s name or marks for any other purpose without the other Party’s advance written consent. Any approved use of the other Party’s logo must be in the approved form and subject to any usage guidelines provided by the other Party.

i.

Relationship of the Parties. The Parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary, or employment relationship between the Parties.

j.

Entire Agreement; Amendments and Waivers. This Agreement, which includes all Exhibits and fully executed Order Forms, and amendments, is the entire understanding between the Parties on its subject matter and supersedes all prior or contemporaneous discussions, representations, and agreements, oral or written, between the Parties. Subject to Section 1 of the Agreement, Tempus shall accept any Client purchase orders made in accordance with this Agreement; provided any additional or inconsistent terms or conditions of any such purchase orders or similar standardized form given or received pursuant to this Agreement shall not be binding on Tempus and are hereby excluded. There are no third party beneficiaries to this Agreement. If any provision in this Agreement is held invalid or unenforceable, the remainder of the Agreement will remain enforceable to the fullest extent permitted by law, so long as such change does not materially change the cost or benefit of the Agreement to a Party. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the Parties. Failure to enforce any term of this Agreement is not a waiver. The terms of any Exhibit or fully executed Order Form will supersede the body of this Agreement to the extent necessary to address a direct conflict.

k.	Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed an original and all of which taken together constitute the Agreement.

This Agreement is effective as of the date of the last signature by the Parties below (the “Effective Date”).

Recursion Pharmaceuticals, Inc.		Tempus Labs, Inc.

	/s/ Christopher Gibson		/s/ Jim Rogers
Name:	Christopher Gibson	Name:	Jim Rogers
Title:	CEO	Title:	Treasurer and Chief Financial Officer

Date:	11/3/2023	Date:	03-Nov-2023

Exhibit 1

Licensed Data Terms

1.	Definitions.

a.

“Affiliate” means a legal entity that is controlled by or under common control with the Party, where “control” means possession, directly or indirectly, of the power to direct the Party’s management or policies, whether through the ownership of voting securities, by contract, or otherwise.

b.	“Analytical Services Results” means Results created by Tempus pursuant to an Order Form.

c.

“Authorized Users” means employees or contractors of Client or Client’s Affiliates who are authorized by Client or Client’s Affiliates to access and use the Services or Licensed Data subject to all applicable terms of this Agreement.

d.	“Covered Recipient” means a physician licensed to practice in the U.S. or a U.S. teaching hospital.

e.	“End User Generated Results” means Results created by Client (including by an Authorized User) based, in whole or in part, on Permitted Uses of Licensed Data.

f.

“Licensed Data” means a subset or cohort of Tempus’s proprietary database of de-identified clinical and molecular data that is transferred from Tempus to Recursion pursuant to the terms and conditions set forth herein, including Downloaded Data (as defined in Section 4(b) of this Exhibit).

g.

“License Term” means (i) with respect to Downloaded Data, the Evaluation Period, and (ii) with respect to other Licensed Data licensed pursuant to Sections 4(c)-(d) of this Exhibit, the duration of time listed in an Order Form during which Client maintains a license to such other Licensed Data.

h.

“Payment or Transfer of Value” means a payment or transfer of value as defined in the U.S. Physician Payment Sunshine Act (42 USC § 1320a-7h(e)) and implementing regulations (42 CFR § 403.900 et seq.).

i.

“Permitted Uses” means any use allowed under applicable law that is for Client’s or its Affiliates’ therapeutic product development purposes (including use by Client or its Affiliates in conjunction with a third party collaboration for such purpose, where Recursion is financially at risk (e.g. future payments are contingent) and meaningfully participating in the joint therapeutic product development project) and consistent with this Agreement. Permitted Uses include Client’s use of Licensed Data for Client to develop, train, improve, modify, and create derivative works of Client’s and its Affiliates’ machine learning/artificial intelligence (“AI/ML”) models solely for purposes of therapeutic product development (“Models”), Client’s development of embeddings data, training data, and test data for the Models (provided such data does not involve any impermissible use, Reproduction, or retention of the Licensed Data), and Client’s use, deployment, commercialization or licensing of the Models, in all cases, subject to all terms and limitations of the Agreement. Notwithstanding anything to the contrary, Permitted Uses exclude any use of Licensed Data or Results (collectively, the “Permitted Uses Exclusions”):

i.

to design, develop, or produce any diagnostic product or service (including any algorithmic diagnostic product or service) other than companion diagnostic products or services for therapeutic products under development either by or on behalf of Client or its Affiliates or Client in collaboration with a third party,

ii.

in service of a third party collaboration where (a) the primary purpose of such collaboration is to provide access to, or Results from use of, Licensed Data, (b) Client charges a fee or requires any other exchange of value as consideration for access to Licensed Data, or (c) Licensed Data is used by or on behalf of a third party for purposes independent of or unrelated to (i) therapeutic product development purposes by Client, or (ii) a collaboration between a third party and Client on a joint therapeutic product development project, or

iii.	to provide services to a third party for its therapeutic product development, pursuant to an arrangement in which Client is compensated primarily on a fee-for-service or similar basis.

The Permitted Uses and Permitted Uses Exclusions will survive termination of the Agreement.

k.

“Reproduction” and variations thereof means any reproduction, display, disclosure, or publication of the Licensed Data other than in accordance with the Permitted Uses and all terms of the Agreement. Reproduction and variations thereof also include (i) any copies, excerpts, extracts, or mere translations of the Licensed Data, and (ii) data or information generated through use of a large language model or other AI/ML technology where the end result would allow a user to access or query the Licensed Data directly or would materially serve as a substitute for such access. For clarity, the immediately preceding sentence does not prohibit an Authorized User from accessing or querying downloaded copies of the Licensed Data in the Recursion Environment per Section 4(b) – (c).

l.

“Results” means analyses, summaries, reports, visualizations, information, data, applications, models, and software, excluding diagnostic products or services (including diagnostic software and algorithms) other than as expressly permitted under the definition of “Permitted Uses” above, created with or based on Licensed Data during the License Term, including improvements, enhancements modifications, and derivative works thereof, so long as such Results do not represent a Reproduction of the Licensed Data.

2.	License Grants.

a.

Licensed Data. Subject to the terms and conditions herein and the Master Agreement (including payment of all fees), Tempus grants Client a limited, non-exclusive, revocable, non-transferable, right and license, without right of sublicense, which may be exercised through Authorized Users, to download, store, copy, use, compile, display, and access the cohort of Licensed Data, or compilations based upon such Licensed Data, only for Permitted Uses during the License Term. Client will ensure that any Reproduction by Client from the use of Licensed Data (or Reproduction of the Licensed Data itself) will include attribution to Tempus (for example, with Tempus’ logo) with respect to the use and involvement of the Licensed Data obtained from Tempus (or its licensors) and any mutually agreed proprietary rights and disclaimer language with respect to the Licensed Data.

b.

Analytical Services. To the extent documented in an Order Form, Tempus will grant Client a limited, non-exclusive, irrevocable, transferable, perpetual license, with the right to sublicense, to use Analytical Services Results for any lawful purpose.

c.

End User Generated Results. To the extent Client creates End User Generated Results during the License Term, Client shall own such End User Generated Results and may continue using the End User Generated Results for Permitted Uses following the expiration or termination of the License Term, so long as such End User Generated Results do not Reproduce the Licensed Data.

3.

Licensed Data Services. Tempus can provide certain Services to assist Client with using, accessing, and understanding the Licensed Data. Tempus will provide the Licensed Data Services described below in an amount (or for the duration) set forth in an Order Form executed by the parties (unless otherwise specified below):

a.

Technical Services. Technical Services help Client understand, access, and use the Licensed Data, including training, technical support, implementation guidance, and troubleshooting. Tempus will provide sufficient Technical Services during the Term to enable Recursion to use and access Licensed Data.

b.

Analytical Services. Analytical Services help Client process, examine, analyze, summarize, visualize, and report on the Licensed Data. Tempus leverages its existing technology and know-how to provide Analytical Services to surface factual insights that already exist within the Licensed Data. TEMPUS WILL NOT PROVIDE ANALYTICAL SERVICES UNDER THIS AGREEMENT UNLESS AND UNTIL APPROVED BY TEMPUS IN A SEPARATE MUTUALLY AGREED UPON WORK ORDER.

c.

Strategic Collaboration Services. Strategic Collaboration Services are designed to combine the Licensed Data with each Party’s existing technology and know-how to identify new technologies, develop new products, and/or bring new products to market. Unlike Technical Services and Analytical Services, Strategic Collaboration Services must be subject to a separate agreement that sets forth, at a minimum, the Parties’ respective obligations, any fees associated with the Strategic Collaboration Services, and the Parties’ respective intellectual property rights regarding the results of the Strategic Collaboration Services. TEMPUS WILL NOT PROVIDE STRATEGIC COLLABORATION SERVICES UNDER THIS AGREEMENT UNLESS AND UNTIL APPROVED IN A SEPARATE MUTUALLY AGREED UPON WORK ORDER.

4.	Implementation of Licensed Data Terms.

a.

Recursion Environment. Following the Effective Date, Recursion will establish, to the extent not already established, a secure environment (the “Recursion Environment”), which will be subject to industry best-practices technical and administrative security safeguards, to enable Recursion to carry out the Permitted Use activities described in this Exhibit, including accessing the Downloaded Data and for Permitted Uses. Recursion may store data, information, tools, software, and other materials other than the Licensed Data (“Additional Data”) in the Recursion Environment to carry out the Permitted Use activities described in this Exhibit. The parties agree that such Additional Data constitutes the Confidential Information of Recursion and Recursion Materials. Recursion is and shall continue to cover all associated costs of the Recursion Environment.

b.

Recursion Right to Download De-Identified Records. Recursion will license Lens pursuant to a separate Subscription Agreement (see Exhibit 2, attached hereto). Recursion will use Lens to identify de-identified records that may be of interest to Recursion. Recursion will be permitted to download to the Recursion Environment up to a maximum of [***] de-identified records at any one time (the “Downloaded Data”). Recursion may not exceed [***] downloaded records of Downloaded Data at any one time (the “Downloaded Data Cap”). If Recursion wants to exceed [***] records, it must return an equal number of records of Downloaded Data so that the maximum number of records of Downloaded Data in the Recursion Environment at any time does not exceed [***]. Additionally, Recursion will not be permitted to access more than an aggregate total of [***]

unique records of Downloaded Data during the Term (collectively, the “Multi-Modal Record Category”), unless otherwise agreed upon by the Parties. [***]. Upon request of Downloaded Data files, Tempus will deliver the requested files as promptly as possible [***]. Tempus will provide Client with reasonable filtering parameters that will facilitate compliance with the timeline described in the immediately preceding sentence.

c.

Evaluation Period for De-Identified Records. Recursion may download Downloaded Data for a period of 180 days from the date of download (the “Evaluation Period”). At the end of the 180-day Evaluation Period, Recursion must either return the Downloaded Data to Tempus or license them pursuant to an Order Form and the terms and conditions set forth herein. In all instances, the License Term for use of the Downloaded Data will terminate upon any termination or expiration of the Agreement.

d.

Transfer of De-Identified Records. If Recursion elects to license the records, it will be permitted to transfer the files outside of the Recursion Environment and into any other secured repository subject to (i) Tempus’ express written consent (such consent not to be unreasonably withheld), and (ii) the terms and conditions set forth herein. Recursion will indicate its interest to license the records by providing written notice to Tempus prior to the expiration of the Evaluation Period. Any de- identified record transferred to Recursion pursuant to this Section shall be considered Licensed Data.

e.

License Term for De-Identified Records. Subject to the terms of the applicable Order Form and this Agreement, Recursion will be permitted to retain each Licensed Data record it elects to license pursuant to Sections 4(d) of this Exhibit until the later to occur of (i) five years, or (ii) the date on which the applicable Licensed Data record no longer has a regulatory use for a therapeutic in development by Client (the “Licensed Record Term”). At the conclusion of the Licensed Record Term, Recursion will return or destroy the record and all Reproductions thereof and certify such return or destruction in writing.

f.

Maximum Number of De-Identified Records. During the Term, Recursion will be entitled to license up to a maximum of [***] Licensed Data records in the aggregate pursuant to Sections 4(c)-(d). Tempus, in its sole discretion, will determine whether Recursion will be permitted to exceed [***] Licensed Data records during the Term.

5.	Compensation.

a.	Per De-Identified Record Fee. For each Licensed Data record licensed pursuant to Sections 4(c)-(d) of this Exhibit, Recursion will pay Tempus an annual license fee [***].

b.

Annual License Fee. Promptly after the Effective Date, Tempus will invoice Recursion for the first annual license fee hereunder, in an amount equal to $22,000,000 (the “Initial License Fee”). In addition, during the Term, Tempus will invoice Recursion for subsequent annual license fees during the Term, as follows: (i) $22,000,000 on the first anniversary of the Effective Date (ii) $32,000,000 on the second anniversary of the Effective Date and (iii) $42,000,000 on each of the third anniversary of the Effective data and the fourth anniversary of the Effective Date (each such license fee, the “Annual License Fee”). The Initial License Fee and each Annual License Fee shall be payable at Recursion’s option either in the form of (x) cash, (y) shares of Class A Common Stock of Recursion, par value of $0.00001 per share (“Recursion Class A Common Stock”), or (z) a combination of cash and shares of Recursion Class A Common Stock in such proportion as is determined by Recursion in its sole discretion; provided that (a) the aggregate number of shares of Recursion Class A Common Stock that Recursion may issue in connection with all payments under this Agreement shall not exceed the Share Maximum and (b) all or any portion of the Initial License Fee or any Annual License fee shall be payable in the Form of Recursion Class A Common Stock only if (i) all representations and warranties of Recursion set forth in Section 5.c. below are true and correct in all material respects (other than representations and warranties that are qualified as to “materiality,” which representations and warranties shall be true and correct in all respects) at and as of the date on which such fee is paid as though made on such date, (ii) Recursion has obtained any and all consents, permits, approvals, registrations and waivers necessary for the issuance of such shares of Recursion Class A Common Stock, all of which are in full force and effect, and (iii) Recursion has filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of such shares of Recursion Class A Common Stock. In the event that all or any portion of the Initial License Fee or any Annual License Fee shall be payable in the form of Recursion Class A Common Stock, Recursion shall, subject to the Share Maximum, issue to Tempus a number of shares of Recursion Class A Common Stock equal to (1) the amount of such fee divided by (2) the VWAP of Recursion Class A Common Stock for the seven (7) Trading Day period ending on the Trading Day immediately preceding (and including) the date that is five (5) business days before the date on which such fee is paid. Any shares of Recursion Class A Common Stock issued to Tempus hereunder shall be delivered via book-entry record through the Transfer Agent and, as soon as practicable thereafter, Recursion shall provide a copy of the records of the Transfer Agent showing Tempus as the owner of such shares of Recursion Class A Common Stock.

For purposes of this Section 5.b., the following terms have the following meanings:

“Share Maximum” means a number of shares of Recursion Class A Common Stock equal to 19.9% of the sum of the total number of shares of Recursion Class A Common Stock and Class B Common Stock of Recursion, par value of $0.00001 per share, collectively, that are outstanding as of (a) the close of business on the date immediately preceding the date of this Agreement or (b) the close of business on the date immediately preceding the date any shares of Recursion Class A Common Stock are issued to Tempus pursuant to this Agreement, whichever is less.

“Trading Day” means any day on which Recursion Class A Common Stock is traded on The Nasdaq Global Select Market, or, if The Nasdaq Global Select Market is not the principal trading market for Recursion Class A Common Stock as such time, then on the principal securities exchange or securities market on which Recursion Class A Common Stock is then traded.

“Transfer Agent” means the transfer agent for the Recursion Class A Common Stock.

“VWAP” means, with respect to any multi-day period, the dollar volume-weighted average price for Recursion Class A Common Stock on the principal securities exchange or securities market on which it is then traded during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading) on the first day of such multi-day period and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) on the last day of such multi-day period, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of Recursion Class A Common Stock in the over-the-counter market on the applicable electronic bulletin board during the period beginning at 9:30:01 a.m., New York time on the first day of such multi-day period and ending at 4:00:00 p.m., New York time on the last day of such multi-day period, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of Recursion Class A Common Stock of any of the market makers as reported by OTC Markets Group Inc. during such multi-day period. If the VWAP cannot be calculated for multi-day period on any of the foregoing bases, the VWAP shall be the fair market value per share of Recursion Class A Common Stock at the end of such multi-day period as mutually agreed by Tempus and Recursion. If Tempus and Recursion are unable to reach such mutual agreement on the fair market value per share of Recursion Class A Common Stock within twenty (20) days after any amount Recursion has determined to pay in shares of Recursion Class A Common Stock becomes payable, Recursion shall pay such amount to Tempus in cash.

c.

Representations and Warranties of Recursion. Recursion hereby represents and warrants to Tempus as of the date of this Agreement and as of each date that all or any portion of the Initial License Fee or any Annual License Fee is paid in the form of Recursion Class A Common Stock that:

i.

Any shares of Recursion Class A Common Stock issued to Tempus pursuant to this Section 5 (any such shares actually issued to Tempus pursuant to this Section 5, the “Issued Recursion Shares”), when issued, will be (A) duly and validly authorized, fully paid and nonassessable, (B) will be free and clear of all encumbrances and transfer restrictions imposed by Recursion, except for restrictions imposed by applicable securities laws, and, (C) subject to the accuracy of the representations and warranties of Tempus in Section 5.d. below and compliance by Tempus with applicable federal and state securities laws with respect to such issuance, will be issued in compliance with all applicable federal and state securities laws;

ii.

The issuance of the Issued Recursion Shares will not (A) conflict with or result in a breach or violation of any material agreement or instrument to which Recursion is a party; (B) result in any violation of the provisions of the certificate of incorporation or bylaws of Recursion; or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Recursion or any of its properties;

iii.

The issuance of the Issued Recursion Shares requires no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official, including, without limitation, any consent, action by, or approval of shareholders of the Company, other than (A) filings that have been made pursuant to applicable state securities laws, (B) post-sale filings pursuant to applicable state and federal securities laws, and (C) filings pursuant to the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), each of which Recursion has filed or undertakes to file within the applicable time, and (D) filings required to be made by, or consents or action required to be obtained by, Tempus or its affiliates;

iv.

Recursion has timely filed all reports, schedules, forms, statements and other documents required to be filed by Recursion under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

v.

The issued and outstanding shares of Recursion Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RXRX.” Recursion is in compliance with applicable Nasdaq continued listing requirements;

vi.

Assuming the accuracy of the representations and warranties of Tempus set forth in Section 5.d. below and compliance by Tempus with applicable federal and state securities laws with respect to such issuance, no registration under the Securities Act is required for the issuance of the Issued Recursion Shares by Recursion to Tempus;

vii.	Recursion is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

d.

Private Placement of Recursion Class A Common Stock. The parties hereto hereby agree that any shares of Recursion Class A Common Stock issuable to Tempus pursuant to this Section 5 will be issued pursuant to one or more exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or under Regulation D of the Securities Act and the exemption from qualification under applicable state securities laws. Tempus shall reasonably assist Recursion as may be necessary to comply with the securities and blue sky laws relating to the shares of Recursion Class A Common Stock issuable to Tempus pursuant to this Section 5. In connection with each issuance of shares of Recursion Class A Common Stock pursuant to this Section 5, Tempus represents and warrants as of the time of each such issuance that Tempus (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; (ii) is acquiring such shares for its own account solely for investment purposes and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof; (iii) has no present arrangement to sell such shares to or through any person or entity and understands that such shares must be held indefinitely unless such shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available; (iv) is a sophisticated investor with the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Recursion, and has the ability to bear the economic risks of its investment in such shares; and (v) understands that such shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

e.	Registration of Recursion Class A Common Stock.

i.

Recursion shall use commercially reasonable efforts to file or cause to be filed a registration statement (the “Registration Statement”) under the Securities Act with the SEC (it being agreed that if Recursion is a well-known seasoned issuer as of the filing date, such registration statement shall be an automatic shelf registration statement, or a prospectus supplement to an effective automatic shelf registration statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e) of the Securities Act) providing for the resale by Tempus of all shares of Recursion Class A Common Stock issued with respect to the Initial License Fee or any Annual License Fee, if any, as soon as practicable but in no event later than thirty (30) days after each such issuance. Recursion shall use commercially reasonable efforts to cause each such registration statement to become effective as promptly as possible but in any event within thirty (30) days (or, in the event of a full review, up to ninety (90) days to the extent necessary) following its respective initial filing date and to keep such registration statement effective at all times until all shares registered thereunder have been sold or may be sold without restriction or volume limitation under Rule 144 (the “Effectiveness Period”). Recursion will provide a draft of the Registration Statement to Tempus for review at least five (5) business days in advance of the anticipated initial filing date. In no event shall Tempus be identified as a statutory underwriter in the Registration Statement without its prior written consent. Notwithstanding the foregoing sentence, Recursion may suspend the use of any prospectus included in any registration statements contemplated by this Section 5.e for not more than sixty (60) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period (an “Allowed Suspension”) in the event that Recursion determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning Recursion, the disclosure of which at the time is not, in the good faith opinion of Recursion, in the best interests of Recursion or (B) amend or supplement any such registration statement or the related prospectus so that such registration statement or prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that Recursion shall promptly notify Tempus in writing of the commencement of an Allowed Suspension and advise Tempus in writing to cease all sales under such registration statement until the end of the Allowed Suspension.

ii.

Recursion shall: (A) advise Tempus by email to legal@tempus.com (1) as promptly as practicable after a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective other than, in each case, the filing or effectiveness of any amendment or deemed amendment that is made through the filing of any incorporated document; (2) as promptly as practicable of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect thereto other than, in each case, for any such request or such additional information that relates to documents incorporated in any Registration Statement or prospectus; (3) within two (2) trading days after the date of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (4) within two (2) trading days after the receipt by Recursion of any notification with respect to the suspension of the qualification of the shares of Recursion Class A Common Stock included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (5) within four (4) trading days after the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus or the documents incorporated therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company will not have any obligation to advise Tempus pursuant to this clause ii.(A)(5) to the extent that the information is filed with the SEC within such four (4) trading days; and provided further that Recursion shall not, when so advising Tempus of such events pursuant to this clause ii.(A)(5), be required to provide

Tempus with any material, non-public information regarding Recursion, and (B) with a view to making available to Tempus the benefits of Rule 144 that may, at such times as Rule 144 is available to Tempus, permit Tempus to sell securities of Recursion to the public without registration, Recursion agrees to, for so long as Tempus owns shares of Recursion Class A Common Stock, use commercially reasonable efforts to: (1) make and keep public information available, as those terms are understood and defined in Rule 144 and (2) file with the SEC in a timely manner all reports and other documents required of Recursion under the Securities Act and the Exchange Act so long as Recursion remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

iii.

Subject to receipt from Tempus by Recursion and the Transfer Agent of customary representations and other documentation reasonably acceptable to Recursion and the Transfer Agent in connection therewith, Recursion shall remove any legend from the book entry position evidencing the shares of Recursion Class A Common Stock issued hereunder and Recursion will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of Recursion’s counsel be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, (1) following the time the Registration Statement is declared effective, (2) if such shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (3) if such shares are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Recursion to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such shares pursuant to the foregoing, Recursion shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Tempus accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, use commercially reasonable efforts to deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry shares. Tempus agrees with Recursion that it will only sell shares of Recursion Class A Common Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing shares as set forth above is predicated upon Recursion’s reliance upon this understanding.

iv.

Recursion agrees to indemnify and hold harmless, to the extent permitted by law, Tempus, its directors, officers, employees, advisors and agents, and each person who controls Tempus (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Tempus (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that arise out of, are based on or are caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) subject to the accuracy of the representations and warranties of Tempus in Section 5.d above and compliance by Tempus with applicable federal and state securities laws with respect to the Issued Recursion Shares, any violation by Recursion of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder relating to action or inaction required of Recursion in connection with registration of any Issued Recursion Shares thereunder, except to the extent, but only to the extent, such Losses are based solely upon information regarding Tempus furnished in writing to Recursion by or on behalf of Tempus expressly for use therein or was reviewed and approved in writing by Tempus expressly for use in the Registration Statement.

v.

Tempus agrees to indemnify and hold harmless Recursion, its directors and officers and agents and each person who controls Recursion (within the meaning of the Securities Act) against any Losses that arise out of, are based on or are caused by (A) any breach or violation of any representations and warranties of Tempus in Section 5.d above, or any failure by Tempus to comply with applicable federal and state securities laws with respect to the issuance or transfer of any Issued Recursion Shares, (B) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is based on information regarding Tempus furnished in writing to Recursion by or on behalf of Tempus expressly for use therein, and (C) the use by Tempus of a prospectus during an Allowed Suspension after Recursion has notified Tempus in writing of such Allowed Suspension. In no event shall the aggregate liability of Tempus under this clause (v) be greater in amount than the dollar amount of the net proceeds received by Tempus upon the sale of the shares issued pursuant to this Agreement giving rise to such indemnification obligation.

6.	Use of Licensed Data. The following terms apply to all Licensed Data under this Agreement.

a.	Restrictions. Client agrees to the following terms on its behalf and on behalf of all Affiliates and Authorized Users:

i.

Client will implement rigorous data access controls for Authorized Users. Each Authorized User must acknowledge that the Authorized User has reviewed, understands, and will comply with the terms this Agreement.

ii.	Client is responsible for the acts and omissions of all Authorized Users hereunder.

iii.

Any Reproduction from the use of Licensed Data (or Reproduction of the Licensed Data itself) must include appropriate attribution to Tempus. Reproduction of Licensed Data requires Tempus’ prior written consent, which will not be unreasonably withheld.

iv.

Client will not re-identify the Licensed Data as to patient, provider, or practice and will ensure that the Licensed Data is not re-identified. Client will not, and will not permit any third party to, contact any individual whose information may be included in the Licensed Data.

v.	Client will maintain a reasonable internal governance procedure that prohibits and is designed to avoid unintentional or inadvertent re-identification.

vi.

Client will not remove or alter any notice of confidentiality, copyright, trademark, logo or other notice of ownership, origin, or confidentiality in any report, document, or copy of the Licensed Data.

vii.	Client will not access or use Licensed Data for any purpose not permitted by this Agreement.

viii.	Client will not re-sell or transfer Licensed Data (or access to Licensed Data) to any third party who is not an Authorized User without prior written permission from Tempus.

ix.	Any use of Licensed Data resulting in a cohort of fewer than fifteen (15) research subjects/patients per any three digit zip code range is not permitted.

x.	Client will act in an ethical and responsible manner when accessing and using Licensed Data.

xi.	Client agrees that Tempus does not endorse any academic, scientific, or public presentations, or abstracts, posters, or manuscripts, and Client will not attempt to indicate any such endorsement.

xii.

Client will comply with all applicable laws and industry-standard guidelines when carrying out activities under this Agreement, including securities laws, antitrust laws, HIPAA, the U.S. Food and Drug Administration (FDA) Guidance on Industry-Supported Scientific and Educational Activities, the Federal Food, Drug, and Cosmetic Act and associated regulations, federal and state anti-kickback laws and guidance, the Council of Medical Specialty Societies (CMSS) Code of Interactions with Companies, the American Medical Association Code of Medical Ethics and associated opinions, policies adopted by the FDA relating to industry- sponsored educational activities, the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, the Pharmaceutical Research and Manufacturers of America (PhRMA) Code on Interactions with Healthcare Professionals, and the ICMJE Recommendations for publication authorship.

xiii.	Client agrees to immediately return Licensed Data at the conclusion of the License Term or termination of the applicable Order Form or this Agreement, subject to the terms contained herein.

b.	Compliance.

i.

The funds provided under this Agreement are not being given in exchange for any explicit or implicit agreement to purchase, prescribe, recommend, influence or provide favorable formulary status for Client’s products. This Agreement is not for the purpose of promoting any product, service, or company. Client will not and will ensure that Client’s Affiliates and Authorized Users do not, offer any inducements to Tempus, any of its Affiliates, or any health care providers relating to this Agreement.

ii.

Tempus acknowledges that any direct or indirect Payments or Transfers of Value to Covered Recipients are subject to transparency reporting requirements, including disclosure on Client’s website. Tempus and Client will not, and Client will ensure that Client’s Affiliates do not, knowingly make any indirect or direct Payment or Transfer of Value to a Covered Recipient on behalf of Client in connection with this Agreement without the other Party’s consent and prior written approval. Client will report all such Payments or Transfers of Value to U.S. Covered Recipients according to a centrally managed, pre-set rate structure based on a fair market value analysis conducted by Client and in accordance with applicable law. Tempus and Client agree that the license to Licensed Data or any other services or products described in agreements executed contemporaneously with this Agreement do not give rise to or constitute a Payment or Transfer of Value to a Covered Recipient.

iii.

Tempus and Client and their respective Affiliates, representatives, agents and employees will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act of 2010, and any other applicable anti-corruption laws for the prevention of fraud, racketeering, money laundering or terrorism, and will not knowingly take any action that will, or would reasonably be expected to, cause the other Party or its Affiliates to be in violation of any such laws or policies.

iv.

Neither Party has received or been offered any illegal or improper payment, bribe, kickback, gift, or other item of value from an employee or agent of the other Party in connection with this Agreement. The Parties intend for their relationship and interactions to comply with the following: (i) the federal anti-kickback statute (42 U.S.C. § 1320a-7b(b)) and the associated safe harbor regulations; and (ii) the limitation on certain physician referrals (Stark Law) (42 U.S.C. § 1395nn). Accordingly, no part of any remuneration provided under this Agreement or any other agreement between the Parties is a prohibited payment in exchange for recommending or arranging for the referral of business or the ordering of items or services, or otherwise intended to induce illegal referrals of business.

v.

Tempus has obtained all consents and authorizations necessary to provide Recursion access to the Licensed Data for use in accordance with this Agreement. Tempus will comply with all applicable laws and industry-standard guidelines when carrying out activities under this Agreement, including securities laws, antitrust laws, HIPAA, the U.S. Food and Drug Administration (FDA) Guidance on Industry-Supported Scientific and Educational Activities, the Federal Food, Drug, and Cosmetic Act and associated regulations, federal and state anti-kickback laws and guidance, the Council of Medical Specialty Societies (CMSS) Code of Interactions with Companies, the American Medical Association Code of Medical Ethics and associated opinions, policies adopted by the FDA relating to industry- sponsored educational activities, the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, the Pharmaceutical Research and Manufacturers of America (PhRMA) Code on Interactions with Healthcare Professionals, and the ICMJE Recommendations for publication authorship.

c.

Regulatory Filings. As between the Parties, Client will have sole control over any regulatory filings with respect to results obtained from use of Licensed Data. Client may disclose limited portions of the Licensed Data to governmental authorities to the extent necessary to support such filings, if Client uses all reasonable efforts to protect the confidentiality of the Licensed Data, limit the risk of re-identification, and properly attribute Licensed Data to Tempus. Any disclosure beyond the limited disclosure described in this paragraph shall require Tempus’ prior written consent, which shall not be unreasonably withheld.

d.

Security Incident Reporting. Each Party agrees to notify the other Party promptly, but in no event later than ten (10) business days after becoming aware of the occurrence of: (i) a potential security breach involving Licensed Data; (ii) re-identification of any of the Licensed Data; (iii) a complaint related to a request for access to the Licensed Data; or (iv) any inquiry, investigation, audit, or government enforcement action related to the Licensed Data. If Client or any of Client’s Affiliates becomes legally compelled to disclose any Licensed Data, then to the extent permitted by applicable law, Client will notify Tempus as soon as practical, but in any event within ten (10) business days of learning of such requirement, so that Tempus may seek a protective order or other appropriate remedy. If any of the events set out in this Section occurs, Client agrees to cooperate and cause Client’s Affiliates to cooperate with Tempus and take any actions reasonably requested by Tempus to minimize the re-identification risk and potential damage resulting from the event.

e.

Non-Exclusivity. This is a non-exclusive agreement. Nothing in this Agreement will prevent Tempus from (a) making available to other clients the same or substantially similar services and licenses, or (b) making available to other Tempus clients custom data sets that are the same or similar to the Licensed Data, so long as none of the foregoing include use of Client’s Confidential Information. Client acknowledges that Tempus’ or Tempus licensees’ use of Licensed Data may result in the same or similar outcomes, conclusions, reports, and other results.

f.	NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED:

i.

TEMPUS DISCLAIMS ANY AND ALL EXPRESS, IMPLIED, STATUTORY, AND OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, OR TITLE.

ii.

TEMPUS MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE SUITABILITY OR ACCURACY OF ANY SERVICES, THE LICENSED DATA, OR ANY OTHER TEMPUS MATERIALS. TEMPUS USES DATA PROVIDED TO TEMPUS BY THIRD PARTIES THAT HAS BEEN DE-IDENTIFIED TO CREATE THE LICENSED DATA “AS IS” AND IS NOT RESPONSIBLE FOR THE ACCURACY, COMPLETENESS, AND/OR INTEGRITY OF SUCH DATA. TEMPUS DISCLAIMS ANY LIABILITY RESULTING FROM ANY SUCH ISSUES RELATING TO SUCH DATA. TEMPUS HAS NO LIABILITY FOR CLINICAL, OPERATIONAL, BUSINESS, OR ANY OTHER DECISIONS MADE BY YOU, YOUR AFFILIATES, OR AUTHORIZED USERS BASED ON THE LICENSED DATA.

iii.	ALL TECHNOLOGY, RIGHTS AND SERVICES ARE LICENSED AND OTHERWISE PROVIDED “AS IS,” “WHERE-IS,” AND “WITH ALL FAULTS.”

Exhibit 2

Lens Subscription Agreement

This Subscription Agreement (the “Subscription Agreement”) is entered into by and between Tempus Labs, Inc. (“Tempus”) and Recursion Pharmaceuticals, Inc. (“Client”), incorporates by reference the Lens Terms of Use (accessible via Lens), and is subject to that Master Agreement entered into between the Parties (as may be amended or restated, the “Master Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Master Agreement.

1.	Software and Accounts.

a.

Software. The “Software” is Tempus’ LENS software, an online application that permits the viewing and analysis of clinical, molecular, and other health data (collectively “Data”) maintained by Tempus. The Software provides a view of health information that does not include the 18 identifiers listed in the Safe Harbor method for de-identification set forth in 45 C.F.R. § 164.514(b)(2)(i). The features, functionality, user interface, look-and-feel, and other aspects of the Software may change from time to time in Tempus’ sole discretion, provided that Tempus will provide Client with the most recent version of the Software so long as Client remains current on the Subscription Fee.

b.

Provision of LENS. Tempus will make the Software available to Client pursuant to this Subscription Agreement. Client may provide Software access to up to [***] named employees or contractors of Client or its affiliates, and Client will notify Tempus which such individuals should be granted access to the Software (each, a “User”). Client will also provide Tempus with contact information for one or more authorized representatives to manage all available access limitations. Tempus will rely on Client and/or its authorized representative to manage its LENS permissions. Each User must keep their account credentials for the Software confidential. Client is responsible for all acts and omissions of its Users.

2.

Subscription Fee. Recursion will pay Tempus $[***] per year for the duration of the Term (“Subscription Fee”). Tempus will issue the first invoice as of the Effective Date and subsequent invoices annually through the fourth anniversary of the Effective Date. The total Subscription Fee will be $[***] during the Term, and shall continue at the same rate of $[***] per year if the Master Agreement is extended or renewed in accordance with the Master Agreement.

3.

Term and Termination. The Term of the Master Agreement is incorporated by reference. In addition, Client’s license to use the Software will terminate as of the termination date of the Master Agreement. In addition, Tempus may suspend Client’s access to the Software without liability upon thirty (30) days prior written notice to Client (which such notice period may be reduced or eliminated in Tempus’ reasonable discretion to address a material security threat), if (a) Client or any User breaches this Subscription Agreement, or (b) Tempus has reason to believe that Client or any person or entity accessing the Software through Client is abusing the Software or is using it unlawfully or in a manner that threatens the security or integrity of the Software, and in each case does not cure such breach or threat to the security or integrity of the Software during such thirty (30)-day period.

4.	Optional Structured Data Services for Healthcare Providers.

a.

Data Updates. The health data made available to Client through the Software may include the health records of patients who received care or participated in research through Client and/or its affiliates. Some patients may have received next-generation sequencing through Tempus. Client may provide Tempus with updated medical records from such patients or records of other patients who received sequencing or other testing from laboratories other than Tempus (collectively, “Data Updates”), to improve the view of the health data available to Client through the Software.

b.

Description of Data Structuring Services. If Client provides Data Updates to Tempus, Tempus will extract data elements from the records, organize those data elements into a structured format, and make the structured data available through the Software. Tempus will treat all protected health information received under this Section 4 in accordance with the terms of the BAA, if any. Client retains ownership of any protected health information provided to Tempus hereunder.

5.

Client Policies. Client agrees that it is solely responsible for complying with all of it and its affiliates’ policies, rules, guidelines, and similar requirements, including requirements that govern patient consent and the collection, processing, transfer, analysis, use, and storage of protected health information (“Client Policies”). Client will only provide data, if any, to Tempus, and use the data accessible through the Software, to the extent such transfer and use, as well as Tempus’ use of any such data to be provided to Tempus in accordance with this Subscription Agreement, complies with Client Policies. Tempus disclaims any responsibility and liability for any breach of Client Policies as they apply to data and specimens provided by Client to Tempus hereunder.

6.

Data Use. Through its use of the Software, Client and its Users may have access to de-identified data from Tempus’ database that does not originate from Client (the “Licensed Data”). With respect to the Licensed Data, Client agrees to the Licensed Data Terms set forth in Exhibit 1 of the Master Agreement on behalf itself and all Users.

7.	Additional Terms.

a.	No orders required. Client and its ordering clinicians are under no obligation to recommend, order, or otherwise refer Tempus tests or services in order to have access to the Software.

b.

Assignment. This Subscription Agreement is binding upon, and will inure to the benefit of, the successors and permitted assigns of the Parties. Either Party may assign its rights and responsibilities under this Subscription Agreement to any of its affiliates or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets; provided, in the case of such an assignment by Tempus, Tempus provides within a reasonable amount of time written notice to Client of any such permitted assignment and the assignee agrees in writing to be bound by the terms and conditions of this Agreement, including without limitation with respect to permitting Client to download, store, copy, use, compile, display, and access the Licensed Data, in each case in accordance with rights and licenses set forth herein. Any other purported assignment is void.